Exhibit 10.2
Execution Version

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Shareholders Agreement

The Shareholders detailed in Schedule 1

and

Novovet Pty Ltd

Table of contents
1	Definitions and interpretation	2
2	Operation of this Agreement	9
3	Board of Directors	10
4	Board meetings	11
5	Decision making	12
6	Financial reporting	13
7	Funding	14
8	Dividend policy	16
9	Encumbrances	17
10	Employee Incentive Plan	17
11	Anti-Dilution Right	18
12	Transfer of Shares	18
13	Procedure on Transfer of Shares	20
14	Drag along rights	24
15	Tag along rights	25
16	Determination of Sale Price	26
17	Provisions applying to all Transfers	27
18	Confidentiality	29
19	Public announcements	31
20	Indemnity	31
21	Party as trustee	32
22	Default	32
23	Resolution of deadlocks	33
24	Termination	36
25	Notices	37
26	General	38
Schedule 1 - Shareholders		41
Schedule 2 - Matters requiring Special Majority Approval		42

Shareholders Agreement         page 1

Shareholders Agreement
Date ►26 April 2019
Parties

1	The Shareholders detailed in Schedule 1 (Shareholders)

2	Novovet Pty Ltd ACN 631 032 749 of 2806 Ipswich Road, Darra, Brisbane 4076 Queensland, Australia (Company)
Background

A	The Company was registered in Queensland on 16 January 2019.

B	The Company has entered into the Sub-Licence Agreement for the purposes of conducting the Business.

C	The Shareholders wish to enter into this Agreement to:

(1)	record their aims and objectives in relation to the Company;

(2)	regulate their rights and obligations as members of the Company;

(3)	provide for the admission (from time to time) of new shareholders to the Company; and

(4)	provide for the operation and administration of the Company.
It is agreed as follows.

1	Definitions and interpretation

1.1	Definitions
The following definitions apply in this document:
Accounting Standards means:

(a)
the accounting standards made by the Australian Accounting Standards Board in accordance with the Corporations Act, and the requirements of that Act relating to the preparation and content of financial statements; and

(b)	generally accepted accounting principles that are consistently applied in Australia, except those inconsistent with the standards or requirements referred to in paragraph (a).
Affiliate means in relation to a person (first-mentioned person):

(a)	a person that Controls or is Controlled by the first-mentioned person;

(b)	a Related Body Corporate of the first-mentioned person;

(c)	in the case of a party that is a trustee of a trust, includes any replacement trustee of that trust where there is no change to the ultimate beneficial owner of the Securities

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Agreement means this document and includes any schedules or annexures.
Associate has the same meaning as "associate" in the Corporations Act and includes a person deemed to be an associate of a designated body within the meaning of section 12 of the Corporations Act.
Board means the board of Directors and includes any committee of that board.
Board Meeting means a meeting of the Board (or any committee of the Board) duly convened and held in accordance with this Agreement and the Constitution.
Business means an animal health pharmaceuticals and vaccines business utilising the Sub-Licensed IP within the scope of the Sub-Licensed Agreement or, subject to clause 5.2, any other business carried on by the Company from time to time.
Business Day means any day upon which banks are open for business in Brisbane, other than a Saturday, Sunday or public holiday in Brisbane.
Business Plan means the program current from time to time for the conduct of the Business during a Financial Year consisting of:

(a)	a business plan specifying the proposed marketing plans, finance arrangements, capital expenditures and activities of the Business during that Financial Year; and

(b)	a budget specifying an estimate of the income to be received and the expenses to be incurred in carrying out that business plan.
Chairperson means the chairperson of the Board from time to time appointed under clause 3.4.
Change of Control means, in relation to a Shareholder that is a body corporate or, in the case of a joint shareholding, includes a body corporate, the occurrence of an event or circumstance where a person who is not presently able to do any of the following things becomes able to do one of the following things (whether alone or together with any Associates and whether directly or indirectly or through one or more intervening persons, companies or trusts):

(a)	control the composition of more than one half of the body's board of directors;

(b)
be in a position to cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of the members of the body or its ultimate holding company; or

(c)	hold or have a beneficial interest in more than one half of the issued share capital of the or its ultimate holding company.
Confidential Information means:

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(a)	the terms of this Agreement and its subject matter, including Information submitted or disclosed by a party during negotiations, discussions and meetings relating to this Agreement;

(b)	Information that at the time of disclosure by a Disclosing Party is identified to the Receiving Party as being confidential; and

(c)
all other Information belonging or relating to a Disclosing Party, or any Related Entity of that Disclosing Party, that is not generally available to the public at the time of disclosure other than by reason of a breach of this Agreement or which the Receiving Party knows, or ought reasonably to be expected to know, is confidential to that Disclosing Party or any Related Entity of that Disclosing Party.

Constitution means the constitution or other constituent document of the Company, as amended from time to time.
Corporations Act means Corporations Act 2001 (Cth).
Defaulting Party has the meaning set out in clause 22.2;
Directors means the directors of the Company for the time being and Director means one of them;
Disclosing Party means the party to whom Information belongs or relates;
Election Notice means a notice given by a Founding Shareholder under clause 13.9;
Employee Incentive Plan has the meaning in clause 10(a).
Encumbrance means:

(a)	any:

(i)	legal or equitable interest or power created, arising in or reserved in or over an interest in any property or asset; or

(ii)
security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or retention of title arrangement, right of set-off, assignment of income, garnishee order, monetary claim and flawed deposit arrangement);

(b)	any thing or preferential interest or arrangement of any kind giving a person priority or preference over claims or other persons with respect to any property or asset;

(c)	a security interest as defined in the PPSA; or

(d)	any agreement or arrangement (whether legally binding or not) to grant or create anything referred to in paragraphs (a), (b) or (c);
Event of Default means, in relation to a Shareholder, the occurrence of any one or more of the following events or circumstances:

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(a)	the Shareholder fails to comply with any of its obligations under this Agreement;

(b)	an Insolvency Event occurs in relation to the Shareholder;

(c)	a Change of Control occurs in relation to the Shareholder, other than with the prior written consent of the other Shareholders;

(d)	a notice of deregistration of the Shareholder (or in the case of a joint shareholding, any person comprising the Shareholder) is given under sections 601AA(5) or 601AB(5) of the Corporations Act.
Excluded Issue means:

(a)	an issue of Securities expressly contemplated under this document or the Sub-License Agreement;

(b)	an issue of Securities in connection with the First Close Raising;

(c)	an issue of Securities to Dyadic pursuant to the Anti-Dilution Right in clause 11;

(d)	Securities issued in connection with share splits or the issue of dividends which is approved by a Special Majority Vote of the Board;

(e)	an issue of Securities under an Employee Incentive Plan;

(f)	Securities issued as part of an IPO which is approved by a Special Majority vote of the Board;

(g)	Securities constituting all or part of the consideration for a bona-fide acquisition of assets or shares by the Group which is approved by the Required Resolution of the Board; or

(h)	an issue of Securities approved in writing by all Shareholders.
Financial Year means the 12 months period ending on 30 June or on another day decided by the Board.
First Close Raising means the raising of up to [***] via the issue of Securities provided that the maximum number of Securities that can be issued under the First Closing Raising is capped at [***] of the fully diluted share capital of the Company as at the date of this Agreement.
Founding Shareholder means JCL Biologics Pty Ltd (being an Affiliate of Luina Bio Pty Ltd).
Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute.
Information means any information, whether oral, graphic, electronic, written or in any other form, including:

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(a)
forms, memoranda, letters, specifications, processes, procedures, statements, formulae, technology, inventions, trade secrets, research and development information, know how, designs, plans, photographs, microfiche, business records, notes, accounting procedures or financial information, sales and marketing information, names and details of customers, suppliers and agents, employee details, reports, drawings and data;

(b)	copies and extracts made of or from that information and data, whether translated from the original form, recompiled, partially copied, modified, updated or otherwise altered; and

(c)	samples or specimens (if any) disclosed either before or after execution of this Agreement.
Insolvency Event means, in respect of a Shareholder, the occurrence of any one or more of the following events or circumstances applying to that Shareholder or, in the case of a joint shareholding, any person comprising that Shareholder:

(a)	its winding up, liquidation or provisional liquidation;

(b)	the appointment of an administrator under the Corporations Act;

(c)	the appointment of a controller (as defined in the Corporations Act) or analogous person to it or any of its property;

(d)	being deregistered as a company or other body corporate or otherwise dissolved;

(e)	being unable to pay any of its debts as and when due and payable or being deemed to be insolvent under any Law;

(f)	seeking protection from its creditors under any Law or entering into a compromise, moratorium, assignment, composition or arrangement with, or for the benefit of, any of its members or creditors;

(g)	it otherwise becomes a Chapter 5 body corporate, as defined in the Corporations Act;

(h)
if the Shareholder is an individual, they commit an act of bankruptcy within the meaning of section 40 of the Bankruptcy Act 1966 (Cth) or they are or become bankrupt within the meaning of section 5 of that Act;

(i)	an analogous event or circumstance to any listed above occurs in any jurisdiction;

(j)	suspending or threatening to suspend payment of its debts as and when they become due, unless such event or circumstance occurs as part of a solvent reconstruction, amalgamation, compromise, arrangement, merger or consolidation approved by the other parties (which approval is not to be unreasonably withheld or delayed);

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IPO means an initial public offering of Shares or shares in a holding company of the Company in conjunction with a listing or quotation on a recognised stock exchange.
Law means:

(a)	principles of law or equity established by decisions of courts;

(b)	statutes, regulations or by-laws of the Commonwealth, or any State or Territory of the Commonwealth of Australia or a Government Agency; and

(c)	requirements and approvals (including conditions) of the Commonwealth or any State or Territory of the Commonwealth of Australia or a Government Agency that have the force of law.
Ownership Percentage means Dyadic’s percentage of Shares in the Company as at the date of this Agreement.
Quarter means a period of three consecutive calendar months, with successive Quarters ending on 31 March, 30 June, 30 September and 31 December.
Receiving Party means the party to whom Information is disclosed or who possesses or otherwise acquires Information belonging or relating to a Disclosing Party.
Related Body Corporate has the meaning given to that term in the Corporations Act.
Related Entity has the meaning given to that term in the Corporations Act.
Remaining Shareholders has the meaning given to that term in clause 13.9.
Respective Proportion means, in respect of a Shareholder at a particular time, the proportion of the Shares held by that Shareholder at that time expressed as a percentage of the total number of Shares held by all Shareholders at that time.
Sale Price has the meaning set out in clause 13.3(a).
Sale Shares has the meaning set out in clause 13.3.
Security means a security of the Company and includes Shares, preference shares, options, any convertible notes, warrants or other securities capable of conversion into Shares issued by the Company.
Seller means a Shareholder Transferring or required to Transfer any of its Shares under this Agreement, whether because the Shareholder issues or is taken to have issued a Transfer Notice in respect of the Shares or otherwise.
Shares means fully paid ordinary shares in the capital of the Company.

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Shareholder means a person who holds, or 2 or more persons who together jointly hold, Shares from time to time and being, at the date of this Agreement, each of the shareholders described in Schedule 1.
Simple Majority Vote means a vote or resolution passed by:

(a)	in the case of a vote or resolution of Shareholders, Shareholders who together hold more than 50% of the Shares (excluding any Shares held by a Defaulting Party); or

(b)	in the case of a vote or resolution of the Board, Directors who together represent Shareholders who hold more than 50% of the Shares (excluding any Shares held by a Defaulting Party).
Special Majority Vote means a Simple Majority Vote at which the Founding Shareholder has also voted in favour.
Sub-License Agreement means the agreement between the Company, Dyadic International (USA), Inc and Luina Bio Pty Ltd dated on or about the date of this document relating to the sub-licence of certain intellectual property rights to the Company.
Sub-Licensed IP has the same meaning as defined in the Sub-License Agreement.
Third Party means a person who is not a party to this Agreement or is not otherwise bound by the terms of this Agreement by virtue of a deed of accession entered into under clause 17.1(a).
Third Party Offer means an offer for the purchase of Shares made in good faith and on arms-length terms by a Third Party other than a Related Entity of the Shareholder holding the Shares in question.
Transfer means to sell, assign, transfer, convey or otherwise dispose of.
Transfer Notice means a notice given by a Shareholder who wishes to Transfer its Shares.

1.2	Rules for interpreting this document
Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)
a document (including this document) or agreement, or a provision of a document (including this document) or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

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(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of that person; and

(v)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes all other genders.

(d)	If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	A reference to dollars and $ is to Australian currency.

(g)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(h)	The expression this document includes the agreement, arrangement, understanding or transaction recorded in this document.

(i)	The expressions subsidiary, holding company and related body corporate each have the same meaning as in the Corporations Act.

1.3	Business Days
If the day on or by which a person must do something under this document is not a Business Day:

(a)	if the act involves a payment that is due on demand, the person must do I ton or by the next Business Day; and

(b)	in any other case, the person must do it on or by the previous Business Day.

1.4	Multiple parties
If a party is made up of more than one person, or a term is used in this document to refer to more than one party:

(a)	an obligation of those persons is several;

(b)	a right of those persons is held by each of them severally; and

(c)	any other reference to that party or that term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking relates to each of them separately.

2	Operation of this Agreement

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2.1	Agreement to override the Constitution
If there is any inconsistency between the provisions of this Agreement and the provisions of the Constitution, then the provisions of this Agreement prevail and the Constitution must be read and construed accordingly.

2.2	Shareholders to observe and implement this Agreement

(a)	Each Shareholder undertakes with each other party to:

(i)	exercise all its votes, powers and rights under the Constitution so as to give full force and effect to the provisions and intentions of this Agreement;

(ii)
exercise all its votes, powers and rights in relation to the Company so as to ensure that the Company fully and promptly observes, complies with and gives effect to the requirements and intentions of this Agreement and the Constitution; and

(iii)	not unreasonably delay or withhold an action, approval, direction, determination or decision that is required of the Shareholder.

(b)	The obligations in this clause 2.2 include an obligation to:

(i)	exercise its powers both as a Shareholder and, where applicable and to the extent permitted by Law, through any Director appointed by it; and

(ii)
ensure, to the extent permitted by Law, that any Director appointed by it (whether alone or jointly with any other person) does any matter or thing required of that Director or the Board under the Law, this Agreement or otherwise.

2.3	Company to observe and implement this Agreement
The Company:

(a)	must do all things necessary or desirable to give effect to the provisions and intentions of this Agreement in accordance with its terms; and

(b)	is bound by all provisions of this Agreement that expressly or by implication apply to the Company.

3	Board of Directors

3.1	Number of Directors
There must at all times be at least 3 Directors (excluding alternate Directors), unless the Shareholders by Special Majority Vote determine otherwise.

3.2	Current Directors
As at the date of this Agreement, the Board comprises the following Directors:

(a)	Chris Burrell;

(b)	[***]; and

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(c)	Mark A. Emalfarb..

3.3	Appointment and removal of Directors

(a)	For so long as:

(i)	Luina has a Respective Proportion equal to or more than 40%, it is entitled to appoint up to 3 Directors. In all other circumstances, it is entitled to appoint up to 2 Directors.

(ii)	Dyadic has a Respective Proportion equal to or more than 20%, it is entitled to appoint 1 Director.

(b)	Any Shareholder that has a Respective Proportion equal to or more than 20% is entitled to appoint 1 Director.

(c)
A Shareholder may nominate a person for consideration as a Director of the Company and at the next general meeting of the Company. The Shareholders may elect a nominee as a Director by a Simple Majority Vote.

(d)
The Board by a Simple Majority Vote may from time to time appoint a person to be a Director but they will hold office only until the next general Shareholders meeting at which their appointment is to be considered by the Shareholders (again requiring a Simple Majority Vote by Shareholders for appointment to the Board).

(e)	A Director may at any time resign from office by written notice to the Board.

3.4	Chairperson of Board
The Chairperson of the Board will:

(a)	be Chris Burrell unless removed by a Special Majority Vote of the Board; and

(b)	if there is an equality of votes, have a casting vote as Chairperson in addition to any vote she or he may otherwise have as a Director.

4	Board meetings

4.1	Frequency of Board meetings

(a)	At least 1 Board Meeting must take place at least every Quarter.

(b)
Any Board Meetings in addition to those referred to in clause 4.1(a) may be convened at the written request of any Shareholder or Shareholders that have an aggregate Respective Proportion of more than 20%. The agenda for a Board Meeting convened under this clause 4.1(b) must be determined by the Shareholder or Shareholders convening the meeting and no business other than that stated on the agenda may be transacted at that Board Meeting.

(c)	In addition to meetings held under clause 4.1(a) or clause 4.1(b), any Director may convene a meeting of the Board at any time by giving notice in accordance with this clause 4.

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(d)
Subject to complying with the other provisions of this clause 4.1, the time, date and location of all Board Meetings must be determined by the Chairperson after consultation with the Board or, if there is no Chairperson, by a Simple Majority Vote of the Board.

(e)	Board meetings may be conducted by telephone conference, video conference or any other means of audio or audio-visual communication.

4.2	Notice of Board meetings

(a)	All Directors must be given at least 10 Business Days prior notice of a Board Meeting unless otherwise agreed by all Directors.

(b)	That notice must include an agenda and any proposed resolutions and, unless all Directors otherwise agree, a Board Meeting may only resolve matters specifically referred to in the agenda.

4.3	Voting rights at Board meetings
In any Board Meetings, each Shareholder's appointee on the Board will be entitled to exercise 1 vote, regardless of the number of Shares held by that Shareholder.

4.4	Quorum
Subject to clause 4.5(b), a quorum for Board Meetings is constituted by the attendance (in person or by alternate) of the Director/s nominated by the Founding Shareholder.

4.5	Quorum not present

(a)
If a quorum is not present within 30 minutes after the time specified for the Board Meeting, the meeting will be adjourned, by notice from the Chairperson or the Company secretary to all Directors, to a date and time 7 days after the original time of the meeting and at the same place as the original meeting.

(b)	Any Directors in attendance (in person or by alternate) at that adjourned meeting will constitute a quorum.

(c)	If no Director attends (in person or by alternate) that adjourned meeting, the meeting is regarded as dissolved.

5	Decision making

5.1	Simple Majority Vote
Subject to the Corporations Act and clause 5.2, all decisions of the Board or the Shareholders must be made by Simple Majority Vote.

5.2	Special Majority Vote required
Each of the matters outlined in Schedule 2, to the extent that they are not expressly covered by the Business Plan (as previously adopted in accordance with clause 1.1(v) of Schedule 2), require a Special Majority Vote before they are implemented or become effective.

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5.3	Director's decisions
To the extent permitted by Law, a Director may make a decision in the interests of the Shareholder appointing him or her, without being required to have regard to:

(a)	the interests of the other Shareholders individually; or

(b)	the interests of the other Shareholders as a whole,
but nothing in this clause operates to relieve a Director from any other duty, liability or obligation owed by that Director to the Company.

5.4	Resolution without meeting

(a)
A resolution of the Board which is in writing and signed by all of the Directors who are entitled to vote (Circular Resolution) will be as valid and effective as if it had been passed at a meeting of the Board properly convened and held.

(b)	A Circular Resolution may consist of one or more documents in identical terms.

6	Financial reporting

6.1	Adopt Business Plan
The Shareholders must ensure that the Board considers and adopts a Business Plan before the commencement of each Financial Year.

6.2	Current Business Plan
If the Board fails to adopt a Business Plan in accordance with clause 6.1, then until a new Business Plan is adopted under clause 6.1, the Business must be conducted on the basis of the then current Business Plan.

6.3	Provision of financial information
The Company must provide to the Directors sufficient management and financial information and reports to allow them to monitor the efficient conduct of the Business, including:

(a)
within 10 Business Days after the end of each month, unaudited financial statements (with projections for the balance of the then current Financial Year) for the month just elapsed and for the then current Financial Year to date, which are prepared in reasonable detail and comply with the Accounting Standards;

(b)	within 15 Business Days after the end of March, June, September and December in each Financial Year:

(i)	financial statements for the 3 months just elapsed with revised projections for the following 12 months; and

(ii)	comparisons of the actual results with the projections set out in the current Business Plan and explanations for any variations,

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each prepared in reasonable detail and complying with the Accounting Standards.

(c)
within 60 Business Days after the end of each Financial Year, financial statements for the Financial Year just elapsed and a statement of financial position as at the end of that Financial Year, each prepared in reasonable detail and complying with the Accounting Standards; and

(d)	any other reports or statements that the Board may require.

7	Funding

7.1	Excluded issues
This clause 7 does not apply to any Excluded Issue.

7.2	Offer to Shareholders to contribute
Subject to clause 1.1(t) of Schedule 2, if the Board wishes to raise additional funds for the Company, the Board must first offer each Shareholder the opportunity to contribute to the Company’s funding requirements by:

(a)	the Shareholders applying for the issue to them of new Shares in accordance with their Respective Proportions; or

(b)	the making of loans to the Company by the Shareholders in accordance with their Respective Proportions, as determined by the Board from time to time (Funding Contribution).

7.3	Board's responsibility
The Board must determine:

(a)	the number of Shares to be issued under clause 7.2(a); and

(b)	subject to clause 7.4, the terms and conditions (including the amount) of loans to be provided under clause 7.2(b), in order to satisfy each contribution.

7.4	Conditions of loans
Unless otherwise determined by the Board, any loans made as at the date of this Agreement or provided under clause 7.2(b) must be:

(a)	made on identical terms and conditions (except for the amount of the loans if the Shareholders' Respective Proportions are not identical);

(b)	unsecured;

(c)	at interest rates to be agreed upon by the Board or, in the absence of agreement, interest-free; and

(d)	not assignable by the Shareholder or the Company.

7.5	Non-Contributing Shareholder

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(a)
If a Shareholder fails to or elects not to provide all or part of its Funding Contribution (Non-Contributing Shareholder), the Board must offer the other Shareholders that have made their Funding Contribution (Contributing Shareholder) the opportunity to:

(i)	apply for the new Shares which the Non-Contributing Shareholder did not apply for (Shortfall Shares); or

(ii)	provide the loan which the Non-Contributing Shareholder did not provide (Shortfall Loan), on a pro-rata basis in accordance with the formula set out in clause 7.6 (Contribution Amount).

(b)	If a Contributing Shareholder provides a proportion of the Shortfall Loan in accordance with clause 7.5(a)(ii):

(i)	the loan will be made on terms no more favourable than those originally offered to the Non-Contributing Shareholder; and

(ii)	clauses 7.4(b) to 7.4(d) will apply to the loan.

7.6	Proportion
For the purposes of clause 7.5, the Contribution Amount of each Contributing Shareholder must be determined by applying the following formula:
A = B x C/D
where:

A	= the Contribution Amount (rounded up or down to the nearest whole number at the discretion of the Board if A is not a whole number);

B	= the Shortfall Shares (expressed as a whole number rounded up or down at the discretion of the Board) or the Shortfall Loan (expressed as a dollar amount), as the case may be;

C	= the number of Shares held by that Contributing Shareholder at that time; and

D	= the total number of Shares held by all Contributing Shareholders at that time.

7.7	Offer of Shares to Third Parties
If an offer by the Board to apply for new Shares under clause 7.2(a) or clause 7.5(a)(i) is not accepted in full by the Shareholders, the Board may for a period of 90 days from the date on which the last offer to the Shareholders expires, offer to issue all or any part of the remaining new Shares not taken up to any Third Party:

(a)	on terms that are no more favourable than those offered to the Shareholders; and

(b)	clause 17.1 will apply.

7.8	External borrowings

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Subject to clause 9.2, this clause 7 does not prohibit external borrowings by the Company, on terms and conditions approved by the Special Majority Vote.

8	Dividend policy

8.1	General rule
The Board will from time to time adopt a prudent policy of distributing to the Shareholders distributable profits of the Company generated by the operations of the Business:

(a)	consistent with prudent financial management; and

(b)	having regard to:

(i)	the Business Plan;

(ii)	the taxation, working capital, banking covenants and operational requirements of the Company; and

(iii)	the terms of all loan agreements under which the Company has borrowed funds and all related security instruments, covenants and other contracts to which the Company is a party.

8.2	Special dividends/distribution
If the Company receives a significant up-front payment from a commercial transaction which would fall outside the scope of being treated as a royalty under the terms of the Sub-Licence Agreement, the Board will, having regard to the parameters in clause 8.1 and its obligations under the Corporations Act, determine whether a special dividend or distribution can be made to the Shareholders.

9	Encumbrances

9.1	No Encumbrance
A Shareholder must not create or give any Encumbrance over its Shares in favour of any person without the approval of the Board, which consent may be withheld by the Board at its absolute discretion.

9.2	Security

(a)
The Shareholders must ensure that the Company does not undertake any activity, including entering into a contract or arrangement to provide services or obtain external borrowings from a financial institution or other Third Party, that requires the Shareholders to give a guarantee, bond or other security (Security), without the prior written consent of all Shareholders, which consent may be withheld by any Shareholder at its absolute discretion.

(b)
Where the Shareholders agree to provide such Security and the Shareholders agree with the financial institution or Third Party that any liability is to be assumed jointly, or jointly and severally, by them under the Security, the Shareholders agree that:

(i)	the amount of that liability will be apportioned between the Shareholders in their Respective Proportions; and

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(ii)
despite any agreement with or action by the beneficiary of the Security, the Shareholders, between themselves, will be liable to make contributions to and indemnify each other so that any such liability is ultimately borne by the Shareholders in their Respective Proportions.

9.3	Security irrevocable
Any Security given, either jointly or jointly and severally, by the Shareholders is irrevocable except with the written consent of all Shareholders, which consent is not to be unreasonably withheld.

10	Employee Incentive Plan
The Shareholders agree that:

(a)
at any time, the Board may establish a formal written employee incentive plan to issue Securities to eligible service providers (whether Directors, employees or contractors) that result in the issue of that number of shares of an amount up to 10% of the fully diluted share capital of the Company as at the date of this document (Employee Incentive Plan);

(b)	the Employee Incentive Plan will authorise the Directors to issue Securities under the Employee Incentive Plan to eligible service providers in their discretion; and

(c)	any issue of Securities under the Employee Incentive Plan will be an Excluded Issue.

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11	Anti-Dilution Right

(a)
Where an issue of Securities is completed pursuant to the First Close Raising, the Company will issue to Dyadic for nil consideration such number of Shares that is required for Dyadic to maintain its Ownership Percentage (Anti-Dilution Right).

(b)	The parties acknowledge and agree that the Anti-Dilution Right:

(i)	has been granted to Dyadic to reflect the valuation of the Sub-Licensed IP which has been licensed by Dyadic to the Company pursuant to the Sub-Licensed Agreement;

(ii)	shall not apply to:

(A)
issue of Securities through pro-rata issues, Shares issued on the exercise of any Securities convertible into Shares, dividend reinvestment plans, share purchase plans, asset acquisition or pursuant to a takeover or scheme of arrangement; or

(B)	issues of any Shares, options or performance rights under the Employee Incentive Plan;

(iii)	will immediately terminate in the event that Dyadic suffers an Insolvency Event; and

(iv)	is non-transferrable other than to an Affiliate in accordance with clause 12.2.

12	Transfer of Shares

12.1	Transfer in accordance with Agreement

(a)	Unless all the Shareholders otherwise agree, a Shareholder must not Transfer Shares except in accordance with this Agreement.

(b)	Under this Agreement, Shares may be transferred only:

(i)	by a Shareholder giving a Transfer Notice under clause 13.1;

(ii)	where a Transfer Notice is taken to have been issued by a Shareholder under clause 12.3 (Incapacity of Individual Shareholder) or clause 22.2(f) (Consequences of default);

(iii)	if the Transfer is to an authorised transferee under clause 12.2;

(iv)	if a Founding Shareholder gives a Drag Along Notice (as defined in clause 14.1) under clause 14 to the Remaining Shareholders;

(v)	if a Remaining Shareholder gives a notice under clause 15.1 to the Founding Shareholder in response to a Tag Along Notice (as defined in that clause); or

(vi)	under the provisions of clause 23.4 relating to resolution of deadlocks,

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and the terms of this Agreement relating to the relevant Transfer and to Transfers of Shares generally must be complied with.

(c)	The Company must not register any Transfer made in breach of this Agreement. Any purported Transfer so made has no effect.

12.2	Authorised transferees

(a)	Subject to clauses 12.4 and 12.5, but despite any other provision of this document:

(i)	a Shareholder may Dispose any or all of its Securities from time to time to any of its Affiliates without restriction; and

(ii)	an Affiliate of a Shareholder may Dispose any or all of its Securities from time to time to that Shareholder or another Affiliate of that Shareholder without restriction.

(b)	If a person to whom a Shareholder has disposed any Securities ceases to be an Affiliate (as applicable) of that Shareholder:

(i)	that Shareholder must procure that that person immediately disposes the relevant Securities back to the original transferor (who must purchase the Securities); and

(ii)	all rights attaching to the Securities held by that person will be suspended until the disposal back to the original transferor is completed.

12.3	Incapacity of individual Shareholder
If a Shareholder who is an individual dies or becomes permanently incapacitated or of unsound mind, other than where the Shareholder is a joint holder of the Shares, then that Shareholder is taken to have issued, under clause 13, a Transfer Notice to the Board for all his or her Shares.

12.4	Restrictions on Transfers
A Shareholder must not Transfer any legal or beneficial interest in its Shares if the Transfer would breach, or be an event of default under, any provision of the Company's lending facilities or any other agreement to which the Company is a party.

12.5	Conditions
Unless all the Shareholders agree, no Transfer of Shares by a Shareholder is effective unless the following conditions of Transfer are satisfied:

(a)	the Transfer relates to all of the Shares held by the Shareholder;

(b)	subject to compliance with the Corporations Act:

(i)	all loans from the Company to the Shareholder transferring its Shares are repaid to the Company in full;

(ii)	all loans from the Shareholder transferring its Shares to the Company are repaid in full to the Shareholder and replaced by

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equivalent loans from the transferee to the Company in accordance with clause 17.2(c); and

(c)	the transferee, if a Third Party, complies with clauses 17.1 and 17.2.

13	Procedure on Transfer of Shares

13.1	Permitted Transfer
A Shareholder may Transfer its Shares by giving a Transfer Notice to the Board stating that the Shareholder wishes to Transfer its Shares in accordance with this clause 13.

13.2	Date notice given
A Transfer Notice:

(a)	given under clause 13.1 is issued on the date the Board receives the Transfer Notice from a Shareholder; or

(b)
that is taken to have been issued by a Shareholder under clause 12.3 (Incapacity of Individual Shareholder), 22.2(f) (Consequences of default) or any other provision of this Agreement, is issued on the first date that a Director is aware of the circumstances that cause that provision to operate in respect of that Shareholder.

13.3	Terms of Transfer
A Transfer Notice constitutes the Board as the agent of the Seller for the sale of all the Seller's Shares (Sale Shares) to the other Shareholders:

(a)
at the price specified in the Transfer Notice or, if none is specified, at the price determined under clause 16 (Sale Price), but in any event the Sale Price must always be a single instalment cash price; and

(b)	otherwise on terms that comply with this Agreement.

13.4	Offer to other Shareholders
On or within 5 Business Days after:

(a)	the date the Board receives a Transfer Notice; or

(b)	where no Sale Price is specified in the Transfer Notice, the date on which the Sale Price is determined according to clause 16, whichever is the later, the Board must, on behalf of the Seller, offer for sale to each Shareholder other than the Seller (Recipient) that number of the Sale Shares as is determined by applying the following formula (each a Round 1 Offer):
A = B x C/D
where:

A	= the number of Sale Shares offered to a Recipient, which number may be rounded up or down to the nearest whole number at the discretion of the Board if A is not a whole number;

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B	= the total number of all Sale Shares;

C	= the number of Shares held by that Recipient on the date of the Round 1 Offers; and

D	= the total number of Shares held by all Recipients on the date of the Round 1 Offers.
Each Round 1 Offer must be on the same terms and at the Sale Price.

13.5	Acceptance of Round 1 Offers

(a)
On or within 5 Business Days after receipt of the Round 1 Offers, each Recipient must notify the Board whether it accepts or rejects its Round 1 Offer. A Round 1 Offer can only be accepted or rejected in full.

(b)	If a Recipient fails to notify the Board of its acceptance or rejection of the Round 1 Offer within the period set out in clause 13.5(a), that Recipient is taken to have rejected the Round 1 Offer.

(c)
Subject to clause 13.9(a), if a Recipient accepts its Round 1 Offer, the Seller must sell free from Encumbrances, and the accepting Recipient (Accepting Shareholder) must purchase, the total number of Sale Shares contained in that Round 1 Offer at the Sale Price and otherwise on the terms specified in the Round 1 Offer.

13.6	Remaining Sale Shares
If there are more than 2 Shareholders and any of the Sale Shares have not been accepted under the Round 1 Offers within the period set out in clause 13.5(a) (Remaining Sale Shares), the Board must re-offer for sale to each Accepting Shareholder at the Sale Price and on the terms set out in the Round 1 Offers, that number of Remaining Sale Shares as is determined by applying the following formula (Round 2 Offer):
A = B x C/D
where:

A	= the number of Remaining Sale Shares offered to an Accepting Shareholder, which number may be rounded up or down to the nearest whole number at the discretion of the Board if A is not a whole number;

B	= the total number of all Remaining Sale Shares;

C	= the number of Shares held by that Accepting Shareholder on the date of the Round 2 Offers (including the Sale Shares accepted by the Accepting Shareholder under its Round 1 Offer); and

D	= the total number of Shares held by all Accepting Shareholders on the date of the Round 2 Offers (including the Sale Shares accepted by the Accepting Shareholders under the Round 1 Offers).

13.7	Acceptance of Round 2 Offers

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(a)
On or within 5 Business Days after receipt of the Round 2 Offers, each Accepting Shareholder must notify the Board whether it accepts or rejects its Round 2 Offer. A Round 2 Offer can only be accepted or rejected in full.

(b)
If an Accepting Shareholder fails to notify the Board of its acceptance or rejection of the Round 2 Offer within the period set out in clause 13.7(a), that Accepting Shareholder is taken to have rejected the Round 2 Offer.

(c)
Subject to clause 13.9(a), if an Accepting Shareholder accepts its Round 2 Offer, the Seller must sell free from Encumbrances, and the Accepting Shareholder must purchase, the total number of Remaining Sale Shares contained in that Round 2 Offer at the Sale Price and otherwise on the terms specified in the Round 2 Offer.

13.8	Time and place of completion
Subject to clause 13.9(a), Completion of both the sale of those Sale Shares in respect of which a Round 1 Offer has been accepted and any Remaining Sale Shares in respect of which a Round 2 Offer has been accepted must take place:

(a)	within 10 Business Days after:

(i)	the date by which Round 1 Offers must be accepted under clause 13.5(a); or

(ii)	if any Round 2 Offer is made, the date by which Round 2 Offers must be accepted under clause 13.7(a); and

(b)
at a time and place to be agreed by the Seller and the Recipient or failing agreement, at the registered office of the Company at 10 am on the next Business Day after expiry of the period stated in clause 13.8(a).

13.9	Transfer to Third Party by Founding Shareholder

(a)	Subject to clauses 12.4 and 12.5, where:

(i)
the Founding Shareholder has given a Transfer Notice under clause 13.1 as a result of the Founding Shareholder receiving a Third Party Offer, which it wishes to accept, for the purchase of all of the Founding Shareholder's Shares;

(ii)	not all of the Round 1 Offers and not all Round 2 Offers (if any) were accepted within the periods set out in clauses 13.5(a) and 13.7(a) respectively; and

(iii)	the Founding Shareholder gives an Election Notice under clause 13.9(b), then:

(iv)	all of the Round 1 Offers and Round 2 Offers, whether accepted or not, are taken to be cancelled and of no effect and no Shares can be Transferred under them; and

(v)	subject to clause 13.9(b), the Founding Shareholder may sell all the Sale Shares to the Third Party.

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(b)
The Founding Shareholder must, within 3 Business Days after the expiration of the period set out in clause 13.5(a) or, if any Round 2 Offers are made, clause 13.7(a), give notice (Election Notice) in the same terms, to each of the other Shareholders (Remaining Shareholders):

(i)	specifying:

(A)	the details of the Third Party;

(B)	the price payable for each Share;

(C)	the date on which the Transfer of the Founding Shareholder's Shares is to occur, which must not be less than 20 Business Days after the date of the Election Notice; and

(D)	any other material terms of the Third Party Offer;

(ii)
stating whether the Founding Shareholder wishes to exercise its right under clause 14 to require each Remaining Shareholder to sell to the Third Party all of the Remaining Shareholder's Shares for the price and on the terms specified in the Election Notice, in which case the procedure set out in clause 14 must be followed; and

(iii)
if the Founding Shareholder does not wish to exercise its right under clause 14, advising each Remaining Shareholder that the Remaining Shareholder may exercise the right conferred on the Remaining Shareholder by clause 15.1 to require the Founding Shareholder to use its best endeavours to cause the Third Party to purchase all of the Remaining Shareholder's Shares, in which case the procedure set out in clause 15 must be followed.

13.10	Transfer to Third Party
Subject to clauses 12.4 and 12.5:

(a)	where a Shareholder has given or is taken to have given a Transfer Notice for the purposes of this clause 13 and that Shareholder does not give an Election Notice under clause 13.9(b); and

(b)
after Round 1 Offers and any Round 2 Offers have been made, there are still Remaining Sale Shares that have not been Transferred as not all of the Round 1 Offers and any Round 2 Offers were accepted within the periods set out in clauses 13.5(a) and 13.7(a) respectively, the Seller may, at any time before the expiry of 6 months after the Transfer Notice was given or was taken to be given, sell the unsold Sale Shares to a Third Party at a price and on terms no more favourable to the Third Party than those offered to the Recipients.

13.11	Inconsistency between Agreement and Transfer Notice
If there is any inconsistency between the terms of this clause 13 and the terms of sale set out in a Transfer Notice, then the terms of this clause 13 prevail.

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14	Drag along rights

14.1	Remaining Shareholders must sell
If a Founding Shareholder gives an Election Notice under clause 13.9 stating, in accordance with clause 13.9(b)(ii), that the Founding Shareholder wishes to exercise its right under this clause 14 (in which case the Election Notice is a Drag Along Notice), then each Remaining Shareholder must sell all of its Shares to the Third Party for the price and on the terms specified in the Drag Along Notice, subject to the terms set out in this clause 14.

14.2	Notice irrevocable
A Drag Along Notice, once given, is irrevocable but both the Drag Along Notice and all obligations under it and this clause 14 will lapse and be at an end if for any reason the Founding Shareholder does not Transfer its Shares to the Third Party on the date specified in the Drag Along Notice, or any later date agreed between all the Shareholders and the Third Party.

14.3	Terms of sale must be the same
The Remaining Shareholders are only obliged to sell their Shares to the Third Party if:

(a)	for the avoidance of any doubt, the Founding Shareholder has first complied with the procedure set out in clause 13;

(b)
the Founding Shareholder completes the Transfer of its Shares to the Third Party on the date (or any other date agreed between all the Shareholders and the Third Party) and terms stated in the Drag Along Notice;

(c)
prior to the Transfer being effected, the Founding Shareholder discloses to the Remaining Shareholders any terms of any proposed transaction between the Founding Shareholder and the Third Party that a reasonable person would think could impact on the price (or other consideration) or terms on which a Shareholder would so sell its Shares; and

(d)
the price per Share to be paid (or price per Share equivalent if other consideration is provided) and the other terms on which the Third Party offers to acquire the Remaining Shareholders’ Shares are the same as the price and the terms of the Third Party Offer to acquire the Founding Shareholders’ Shares.

14.4	Appointment of attorney
Each of the Remaining Shareholders irrevocably appoints the Chairperson, or failing the Chairperson, a Director determined by a resolution passed by more than half of the Directors appointed by the Remaining Shareholders, to be their attorney to sign such transfers, consents and other documents as the Founding Shareholder reasonably considers necessary or desirable to give effect to this clause 14 (but for no other purpose).

15	Tag along rights

15.1	Remaining Shareholders have option

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If a Founding Shareholder gives an Election Notice under clause 13.9 advising each Remaining Shareholder in accordance with clause 13.9(b)(iii) that the Remaining Shareholder has the right conferred on it by this clause 15.1 to require the Founding Shareholder to use its best endeavours to cause the Third Party to purchase all of the Remaining Shareholders’ Shares (in which case the Election Notice is a Tag Along Notice), then at any time during the period of 10 Business Days after the date on which the Tag Along Notice is given (Exercise Period), each Remaining Shareholder may exercise this right by giving notice to that effect to the Founding Shareholder.

15.2	Effect of exercise of option

(a)
Where a Remaining Shareholder gives a notice under clause 15.1 (Minority Seller), the Founding Shareholder must use its best endeavours to cause the Third Party to purchase the Shares of that Minority Seller for the price and on the terms set out in the Tag Along Notice.

(b)	The Founding Shareholder cannot Transfer any of its Shares to the Third Party unless and until the Founding Shareholder:

(i)	for the avoidance of any doubt, first complies with the procedure set out in clause 13; and

(ii)	then complies with the procedure set out in this clause 15.

15.3	Notice irrevocable
A Tag Along Notice, once given, is irrevocable.

15.4	Extent of obligations
The requirement in clauses 15.1 and 15.2(a) that the Founding Shareholder use its best endeavours does not oblige the Founding Shareholder to expend any money or commence or continue any litigation or other proceedings to satisfy that requirement.

15.5	Effect of failure by Third Party

(a)
If the Third Party for any reason fails to buy all of the Shares of the Founding Shareholder on the terms set out in the Tag Along Notice, a Minority Seller must not Transfer any of its Shares to the Third Party.

(b)	If the Third Party for any reason fails to buy all of the Shares of a Minority Seller:

(i)	at the price (or at a greater price) and on the on the terms set out in the Tag Along Notice; and

(ii)	on the same date as the date for completion of the Transfer of the Founding Shareholder's Shares,
other than because of any delay or default on the part of the Minority Seller, then the Founding Shareholder must not Transfer any of its Shares to the Third Party.

15.6	Completion of sale of Founding Shareholder's Shares

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After the expiration of the Exercise Period the Founding Shareholder, subject to complying with its obligations under clause 15.2(a) and the provisions of clause 15.5 not applying, may sell its Shares to the Third Party on the same terms specified in the Tag Along Notice.

16	Determination of Sale Price

16.1	Appointment of Valuer
Within 5 Business Days after a Transfer Notice is:

(a)	issued under clause 13.1 such that, in accordance with clause 13.3(a), the price of the Sale Shares must be determined under this clause 16; or

(b)	taken to have been issued under clause 13.2(b),
the Board must:

(c)
agree on a person or, failing agreement within 5 Business Days, procure that the Australian Disputes Centre (ADC) in accordance with the ADC Rules for Expert Determination which are operating at the time of referral to ADC, nominates a person to value the Sale Shares (Valuer); and

(d)	instruct the Valuer to value the Sale Shares, adopting, subject to clause 16.2, the method of valuation that the Valuer considers appropriate.

16.2	Valuation of Shares
In valuing the Sale Shares the Valuer:

(a)	must assume that a reasonable time is available within which to obtain a sale of Sale Shares in the open market and for that purpose 90 days is taken to be a reasonable time;

(b)	must have regard to the following factors (in addition to any other factors that the Valuer believes should properly be taken into account) based on the best information available at the time:

(i)	the prospects of the Business;

(ii)	the estimated future maintainable earnings of the Company;

(iii)
the net tangible assets, earnings before interest and tax and cash flow of the Company as disclosed in the last audited financial statements for the last preceding Financial Year, or to the extent that no audited financial statements of the Company are available, as disclosed in the latest management accounts of the Company; and

(c)	acts as an expert and not as an arbitrator.

16.3	Sale Price final and binding
The Sale Price as determined by the Valuer is final and binding on the Seller and the transferee.

16.4	Cost of Valuer

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The cost of the Valuer's determination must be paid by the Shareholders in their Respective Proportions unless the determination was necessary because of any failure or default on the part of a Shareholder, in which case that Shareholder must pay the cost of the Valuer's determination.

17	Provisions applying to all Transfers

17.1	Requirements for Transfer to Third Party
A Transfer of Shares cannot be made to a Third Party unless:

(a)
the Third Party enters into and delivers to each Shareholder a deed of accession under which it agrees to be bound by the terms of this Agreement, in substantially the same form as the Annexure 1 to this Agreement;

(b)	the Third Party is, in the reasonable opinion of the Shareholders (other than the Seller), of good standing, financial substance and reputation.

17.2	Obligations of parties at completion
At completion of any Transfer of Shares under this Agreement:

(a)	each transferee (Buyer) must pay to the Shareholder selling or required to Transfer the Shares in question (Seller) the relevant purchase price for those Shares in full;

(b)	the Seller must deliver to each Buyer:

(i)	the certificates relating to the Shares being Transferred;

(ii)	a transfer of those Shares, duly executed by the Seller in favour of the Buyer; and

(iii)	a release of any Encumbrances affecting the relevant Shares; and

(c)	subject to the Corporations Act and unless otherwise determined by Special Majority Vote of the Board, the Buyer must provide loans to the Company:

(i)	to replace the value of any outstanding loans from the Seller to the Company immediately prior to the Transfer of the Seller's Shares to the Buyer; and

(ii)	on the same terms as the Seller's outstanding loans,
to ensure that the Company is funded to enable it to repay all outstanding loans from the Seller to the Company.

17.3	Non-Completing Seller
If a Seller defaults in completing the Transfer of any Shares under this Agreement (Non-Completing Seller), the Chairperson or, failing the Chairperson, a Director determined by resolution of all Directors other than the Director appointed by the Non-Completing Seller, is taken to be the Non‑Completing Seller's duly appointed attorney with full power to:

Shareholders Agreement         page 27

(a)	receive the purchase price from the Buyer on behalf of the Non‑Completing Seller;

(b)	give to the Buyer a valid receipt of the purchase price on behalf of the Non-Completing Seller;

(c)	ensure that the Buyer's name is entered in the Company's register of members as the holder of the Non-Completing Seller's Shares; and

(d)	take all further action necessary to complete the Transfer of the Non‑Completing Seller's Shares as required under this Agreement.

17.4	Registration of Transfer
The Company must register each Transfer of Shares to which this clause 17 applies.

18	Confidentiality

18.1	Obligations of confidentiality
Subject to clauses 18.2 and 18.3, the Receiving Party must:

(a)
keep the Confidential Information confidential and not directly or indirectly disclose, divulge or communicate any Confidential Information to, or otherwise place any Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(b)	take all reasonable steps to secure and keep secure all Confidential Information coming into its possession or control;

(c)
not memorise, use, modify, reverse engineer or make copies, notes or records of the Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement; and

(d)
take all reasonable steps to ensure that any person to whom the Receiving Party is permitted to disclose Confidential Information under clause 18.3 complies at all times with the terms of this clause 18 as if that person were a Receiving Party.

18.2	Exceptions
The obligations of confidentiality under clause 18.1 do not apply to:

(a)	any Confidential Information that:

(i)	is disclosed to the Receiving Party by a third party entitled to do so, whether before or after the date of this Agreement;

(ii)	was already lawfully in the Receiving Party's possession when it was given to the Receiving Party and was not otherwise acquired from the Disclosing Party directly or indirectly; or

(iii)	is generally available to the public at the date of this Agreement or subsequently becomes so available other than by reason of a breach of this Agreement; or

Shareholders Agreement         page 28

(b)
any disclosure of Confidential Information by the Receiving Party that is necessary to comply with any court order, law, or the applicable rules of any financial market (as defined in the Corporations Act) if, to the extent practicable and as soon as reasonably possible, the Receiving Party:

(i)	notifies the Disclosing Party of the proposed disclosure;

(ii)	consults with the Disclosing Party as to its content; and

(iii)	uses reasonable endeavours to comply with any reasonable request by the Disclosing Party concerning the proposed disclosure.

18.3	Authorised disclosure
A Receiving Party may disclose Confidential Information to any Related Entity, employee, agent, contractor, officer, professional adviser, banker, auditor or other consultant of the Receiving Party (each a Recipient) only if the disclosure is made to the Recipient strictly on a “need to know basis” and, prior to the disclosure:

(a)	the Receiving Party notifies the Recipient of the confidential nature of the Confidential Information to be disclosed;

(b)
the Recipient undertakes to the Receiving Party (for the benefit of the Disclosing Party) to be bound by the obligations in this clause 18 as if the Recipient were a Receiving Party in relation to the Confidential Information to be disclosed to the Recipient; and

(c)
if requested to do so by the Disclosing Party, the Recipient signs an undertaking or deed in a form acceptable to the Disclosing Party (and for the benefit of the Disclosing Party) agreeing to be bound by the obligations in this clause 18 as if it were a Receiving Party in relation to the Confidential Information to be disclosed to the Recipient.

18.4	Return or destruction of Confidential Information
Immediately on the written request of the Disclosing Party or on the termination of this Agreement for any reason, a Receiving Party must:

(a)	cease the use of all Confidential Information of or relating to the Disclosing Party (or any Related Entity of the Disclosing Party);

(b)
deliver to the Disclosing Party all documents and other materials in its possession or control containing, recording or constituting that Confidential Information or, at the option of the Disclosing Party, destroy, and certify to the Disclosing Party that it has destroyed, those documents and materials; and

(c)	for Confidential Information stored electronically, permanently delete that Confidential Information from all electronic media on which it is stored, so that it cannot be restored.

18.5	Warranties
The Disclosing Party warrants to the Receiving Party that:

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(a)	it has the right to disclose Confidential Information to the Receiving Party and to authorise the Receiving Party to use the Confidential Information as permitted by this Agreement; and

(b)	the use of the Confidential Information as permitted by this Agreement does not breach the intellectual property rights of any other person.

18.6	Liability for breach by recipient
The Receiving Party is liable for any breach of this clause 18 by a Recipient as if the Recipient were a Receiving Party in relation to the Confidential Information disclosed to the Recipient.

18.7	Survival of clause
Despite any other provision of this Agreement, this clause 18 survives the expiry or termination of this Agreement.

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19	Public announcements

19.1	Making announcements
A party must not make, or authorise or cause to be made, any public announcement relating to the negotiations between the parties or the terms or the subject matter of this Agreement unless:

(a)	it has the prior written consent of each other party; or

(b)	it is required to do so by Law or by the rules of any financial market (as defined in the Corporations Act) to which a party, or a Related Body Corporate of a party, is subject.

19.2	Requirements
If a party is required to make a public announcement under clause 19.1(b), it must before doing so, to the extent practicable and as soon as reasonably possible:

(a)	notify each other party of the proposed announcement;

(b)	consult with each other party as to its content; and

(c)	use reasonable endeavours to comply with any reasonable request by any other party concerning the proposed announcement.

20	Indemnity
Each party (Indemnifying Party) indemnifies and must keep indemnified each other party (Indemnified Party), its officers, employees and contractors, against all actions, claims, proceedings, demands, liabilities, losses, damages, expenses and costs (including legal costs on a full indemnity basis) that may be brought against the Indemnified Party or which the Indemnified Party may pay, sustain or incur as a direct or indirect result of any one or more of the following:

(a)	any breach or non-performance of this Agreement by the Indemnifying Party;

(b)	any wrongful, wilful or negligent act or omission of the Indemnifying Party or any of its employees, agents or contractors; and

(c)	any representation or warranty made or repeated by any party under this Agreement being untrue or misleading in any material respect (including by omission) when made or repeated.

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21	Party as trustee

21.1	Capacity
If any party (Trustee) enters into this Agreement in the capacity as trustee of any trust (Trust) under any trust deed, deed of settlement or other instrument (Trust Deed), and whether or not the other parties have notice of the Trust, then the Trustee enters into this Agreement both as trustee of the Trust and in its personal capacity.

21.2	Trustee's warranties
The Trustee represents and warrants that:

(a)
the Trustee has power under the Trust Deed and, in the case of a corporation, under its constitution, to enter into and execute this Agreement and to perform the obligations imposed under this Agreement as trustee;

(b)	all necessary resolutions have been passed as required by the Trust Deed and, in the case of a corporate Trustee, by its constitution, in order to make this Agreement fully binding on the Trustee;

(c)	the execution of this Agreement is for the benefit of the Trust;

(d)	the Trustee is not in default under the Trust Deed;

(e)
the Trustee has not done, and the Trustee will not during the term of the Agreement do anything by virtue of which there will be in the future, any restriction or limitation on the right of the Trustee to be indemnified out of the assets of the Trust; and

(f)
there is no material fact or circumstance relating to the assets, matters or affairs of the Trust that might, if disclosed, be expected to affect the decision of the other parties, acting reasonably, to enter into this Agreement.

21.3	Change of Trustee
No change of Trustee can occur without the prior written consent of the other parties, which consent must not be unreasonably withheld or delayed.

22	Default

22.1	Default Notice
If an Event of Default, other than an Insolvency Event or Change of Control, occurs in relation to a Shareholder (Relevant Party), any other Shareholder may give a notice (Default Notice) to all other Shareholders specifying the Event of Default and requiring the Relevant Party to remedy the default within 10 Business Days after the Default Notice is given to the Relevant Party.

22.2	Consequences of default
If a Shareholder (Defaulting Party):

(a)	receives a Default Notice and does not comply with the notice within the period referred to in clause 22.1;

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(b)	is the subject of an Insolvency Event; or

(c)	is the subject of a Change of Control that has not had the prior written approval of the other Shareholders, then, without limiting any other rights or remedies that the other Shareholders may have against the Defaulting Party:

(d)
despite any other provision of this Agreement, any Director appointed by the Defaulting Party cannot formally consider nor vote on any matter considered at Board meetings during that period or whilst the default in question continues;

(e)
other than the Defaulting Party's right to receive sale proceeds if its Shares are sold as contemplated by clause 22.2(f), all rights under this Agreement or otherwise attaching to the Shares (including voting rights) held by the Defaulting Party or its appointed Director will be suspended until the default is remedied (if applicable) and otherwise will be suspended indefinitely; and

(f)
the Defaulting Party is taken to have issued a Transfer Notice to the Board for all the Defaulting Party's Shares and clause 13 and any other applicable provisions of this Agreement will apply to the sale of those Shares, except that the Shares will not be offered to the Defaulting Party or any Shareholder that is also a Related Entity of the Defaulting Party.

23	Resolution of deadlocks

23.1	Adjourned meeting
If a matter requiring the Special Majority Vote of the Directors or the Shareholders is raised in good faith, but not passed, the Directors or Shareholders (as the case may be) must cause the following procedure to be followed:

(a)
the meeting will, at the request of a Director or a Shareholder (as applicable), be adjourned to a date not earlier than 5 Business Days and not later than 10 Business Days after the date of the original meeting; and

(b)	the resolution must be proposed again and reconsidered at the adjourned meeting.

23.2	Deadlock
If on 3 or more occasions in any period of 6 consecutive months a resolution is reconsidered at an adjourned meeting under clause 23.1 but is not passed, then any Director or Shareholder (as the case may be) may at any time within 30 days after the end of that 6 month period notify the other Directors or Shareholders (as applicable) under this clause 23.2, in which case a deadlock is taken to have occurred (Deadlock).

23.3	Mediation
If a Deadlock occurs, then the Deadlock must be referred to mediation in accordance with the following:

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(a)	The Directors or Shareholders (as applicable) must agree on a mediator within 5 Business days. If they fail to do so, any party may request the Australian Dispute Centre (ADC) to appoint a mediator.

(b)	Any mediator agreed by the parties or appointed byADC must be independent and impartial and have appropriate qualifications and experience relevant to negotiating a resolution of the Deadlock.

(c)
The mediation must be commenced within 20 Business Days after the mediator has been appointed and must be concluded within 30 Business Days after the mediator has been appointed, unless otherwise agreed between the parties to the Dispute.

(d)	The mediation must take place in Brisbane, Australia.

(e)
The parties must in good faith co-operate with the mediator and must comply with requests by the mediator including requests to submit written materials, provide evidence, attend meetings and pay the mediator's fees. Each party must pay its own costs of complying with this clause 23.3. The Company must pay the costs of any Mediator engaged.

(f)
The parties agree that the mediation will be private and confidential and they undertake not to rely on or introduce as evidence in any arbitral or judicial proceedings, whether or not such proceedings relate to the Dispute that is the subject of the mediation, any matter relating to the mediation (including the existence of the mediation), any settlement agreement, materials created for the purpose of the mediation and documents produced by another party in the mediation except:

(i)	for the purpose of making an application to a court of competent jurisdiction to enforce the settlement agreement;

(ii)	pursuant to the order of a court of competent jurisdiction; or

(iii)	if required by the law of any State which is binding on the party making the disclosure.

(g)
Without limiting any other right that a Shareholder may have to Transfer Shares under this Agreement, if after exhausting the procedure set out in this clause 23.3, the Deadlock has not been resolved, then clause 23.4 applies without the necessity of first complying with clause 13.

23.4	Party may offer to Sell Shares

(a)
If the Deadlock is not resolved within the period set out in clause 23.3(c), then within 10 Business Days after that period expires, any Shareholder (Offeror) may make an unconditional written offer (Offer Notice) to the other Shareholders (Receiving Parties) to either:

(i)	sell all of the Offeror's Shares to the Receiving Parties at the price and on the terms specified in the Offer Notice; or

(ii)	buy all of the Receiving Parties' Shares at the price and on the terms specified in the Offer Notice, and otherwise on the terms set out in this clause 23.4.

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(b)	The Receiving Parties must, within 5 Business Days after receipt of an Offer Notice under clause 23.4(a)(i), either:

(i)
purchase all the Offeror's Shares (with the number of Shares to be purchased by each Receiving Party being calculated under clause 23.4(f)) for the price and on the terms specified in the Offer Notice; or

(ii)	collectively give notice (Counter Purchase Notice) to the Offeror stating that the Receiving Parties:

(A)	do not intend to purchase the Offeror's Shares; and

(B)	instead requiring the Offeror to purchase all of the Receiving Parties' Shares at the price per Share and on the other terms set out in the Offer Notice.
If the Receiving Parties do not comply with this clause 23.4(b) within that 5 Business Day period, the Receiving Parties will be taken to have made an election under, and must comply with, clause 23.4(b)(i).

(c)
Not later than 10 Business Days after receipt of a Counter Purchase Notice given under clause 23.4(b)(ii), the Offeror must purchase the Receiving Parties' Shares at the price per Share and on the terms set out in the Offer Notice.

(d)	The Receiving Parties must, within 5 Business Days after receipt of an Offer Notice under clause 23.4(a)(ii), either:

(i)	sell all of their Shares to the Offeror for the price and on the terms specified in the Offer Notice; or

(ii)	give notice (Counter Sale Notice) to the Offeror stating that the Receiving Parties:

(A)	do not intend to sell their Shares; and

(B)
instead require the Offeror to sell all of its Shares to the Receiving Parties (with the number of Shares to be sold to each Receiving Party being calculated under clause 23.4(f)) at the price per Share and on the other terms set out in the Offer Notice.

If the Receiving Parties do not comply with this clause 23.4(d) within that 5 Business Day period, the Receiving Parties will be taken to have made an election under, and must comply with, clause 23.4(d)(i).

(e)
Not later than 10 Business Days after receipt of a Counter Sale Notice given under clause 23.4(d)(ii), the Offeror must sell all of its Shares to the Receiving Parties at the price per Share and on the terms set out in the Offer Notice.

(f)	For the purposes of clauses 23.4(b)(i) and 23.4(d)(ii), the number of Shares to be purchased by or sold to each Receiving Party must be determined by applying the following formula:

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A = B x C/D
where:

A	= the number of Shares to be purchased by or sold to a Receiving Party, which number may be rounded up or down to the nearest whole number at the discretion of the Board if A is not a whole number;

B	= the total number of the Offeror’s Shares;

C	= the number of Shares held by that Receiving Party at that time; and

D	= the total number of Shares held by all Receiving Parties at that time.

(g)	Completion of the Transfer of Shares under clause 23.4(b)(i), clause 23.4(c), clause 23.4(d)(i) or clause 23.4(e) as applicable must take place in accordance with clause 17.

24	Termination

24.1	When terminated
Subject to clause 24.3, this Agreement will be terminated:

(a)	by mutual agreement in writing of all Shareholders;

(b)	for any Shareholder, if and when it ceases to hold, directly or indirectly, any Shares;

(c)	if and when the Company is deregistered or wound up voluntarily or by an order of a court; or

(d)	if the Company is listed on any financial market (as that term is defined in the Corporations Act).

24.2	Consequences generally
Subject to clause 24.3, on the termination of this Agreement, this Agreement is at an end as to its future operation except for the enforcement of any right or claim that arises on, or has arisen before, the termination.

24.3	Clauses surviving termination
Despite any other provision of this Agreement, this clause 24 and clauses 1, 17, 18, 19, 20, 25 and 26 survive the expiry or termination of this Agreement.

25	Notices
Any notice or other communication to or by a party under this Agreement:

(a)	must be given in accordance with this clause 25;

(b)	may be given by personal service, post or facsimile;

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(c)
must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown in Schedule 2 or addressed in accordance with any updated details last notified by the party to the sender by notice given in accordance with this clause;

(d)	must be signed:

(i)	in the case of a corporation registered in Australia, by any authorised representative or by the appropriate office holders of that corporation in accordance with the Corporations Act; or

(ii)	in the case of a corporation registered outside of Australia, by a person duly authorised by the sender in accordance with the laws governing the place of registration of that corporation;

(e)	is taken to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the addressee;

(ii)	if posted, at 9.00 am on the third Business Day after the date of posting to the addressee whether delivered or not; or

(iii)	if sent by email the earlier of:

(A)	the time that the sender receives an automated message from the recipient’s information system confirming delivery of the email; or

(iv)	the time that the email is first opened or read by the recipient, or an employee or officer of the recipient but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is taken to have been received at 9.00 am on the next Business Day.

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26	General

26.1	Obligations are several
The rights, duties, obligations and liabilities of the Shareholders under this Agreement are several and not joint or joint and several. Each Shareholder is individually responsible only for its obligations as specified in this Agreement.

26.2	Time of the essence
In this Agreement, time is of the essence unless otherwise stated.

26.3	Entire understanding

(a)
This Agreement contains the entire understanding between the parties concerning the subject matter of this Agreement and supersedes, terminates and replaces all prior agreements and communications between the parties concerning that subject matter.

(b)
Each party acknowledges that, except as expressly stated in this Agreement, it has not relied on any representation, warranty, undertaking or statement made by or on behalf of another party in relation to this Agreement or its subject matter.

26.4	No adverse construction
No provision of this Agreement is to be construed to the disadvantage of a party solely because that party was responsible for preparing or proposing this Agreement or the provision.

26.5	Further assurances
A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

26.6	No waiver

(a)
A failure to exercise, a delay in exercising or partially exercising any power, right or remedy conferred on a party by or in respect of this Agreement does not operate as a waiver by that party of the power, right or remedy.

(b)
A single or partial exercise of any power, right or remedy does not preclude a further exercise of it or the exercise of any other power, right or remedy. A waiver of a breach does not operate as a waiver of any other breach.

26.7	Remedies cumulative
Except as set out in this Agreement, the powers, rights and remedies under this Agreement are cumulative with and not exclusive of any powers, rights and remedies provided by Law independently of this Agreement.

26.8	Severability
Any provision of this Agreement which is invalid in any jurisdiction must, in relation to that jurisdiction, be:

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(a)	read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	severed from this Agreement in any other case,
without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

26.9	No assignment
A party cannot assign or otherwise deal with the benefit of this Agreement without the prior written consent of each other party, which consent may be withheld by a party in its absolute discretion.

26.10	Consents and approvals
Unless this Agreement provides otherwise, where anything depends on the consent or approval of a party, then that consent or approval may be given conditionally, unconditionally or withheld, in the absolute discretion of that party.

26.11	Variation
This Agreement may be varied (Shareholder Variation) at any time as approved by a Special Majority Vote of the Shareholders or as evidenced by a written document signedf by at least that number of shareholders which in respect of their Shares would in aggregate constitute a Special Majority Vote. A Shareholder Varation is binding on all Shareholders (whether or not they have approved the variation or signed a document incorporating the variation).

26.12	Costs
The Company must pay all legal costs of and incidental to the preparation and completion of this Agreement, other than any costs and expenses that arise from a Shareholder obtaining independent advice which must be paid by that Shareholder.

26.13	Duty
Any duty (including related interest or penalties) payable in respect of this Agreement or any instrument created in connection with it must be paid by the Company.

26.14	Conflicting provisions
If there is any conflict between the main body of this Agreement and any schedules or annexures comprising it, then the provisions of the main body of this Agreement prevail.

26.15	No merger
Unless otherwise provided in this Agreement, the representations, undertakings, warranties and indemnities of the parties in, or the rights and remedies of the parties under, this Agreement will not merge on the completion of any transaction contemplated by this Agreement but will survive and remain enforceable to the fullest extent.

26.16	Relationship of parties

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(a)
Except as otherwise expressly stated in this Agreement, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary between the parties or any of them.

(b)	A Shareholder must not act, represent or hold itself out as having authority to act as the agent of or in any way bind or commit the other Shareholders to any obligation.

26.17	Counterparts
If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document. A party may sign a counterpart by executing a signature page and electronically transmitting a copy of the signed page to each other party or their authorised representative.

26.18	Governing law and jurisdiction

(a)	This Agreement is governed by and must be construed in accordance with the Laws of Queensland.

(b)
The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

(c)	Each party waives any rights to:

(i)	object to the venue of any proceedings; or

(ii)	claim that the proceedings have been brought in an inconvenient forum or that the courts of another place are a more convenient forum, if the proceedings have been brought in a court referred to in clause 26.18(b).

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Schedule 1 – Shareholders

Name	Defined term used in this document	Address for service	Class and number of Shares held at date of this document (if any)
Dyadic International (USA), Inc	Dyadic	Address 140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL 33477 Email Address memalfarb@dyadic.com Contact Mark Emalfarb	Ordinary Shares 1,500,000
JCL Biologics Pty Ltd	JCL	Address 2806 Ipswich Road Darra QLD 4076 Australia Email Address chris.burrell@luinabio.com.au Contact Chris Burrell	Ordinary Shares 6,000,000

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Schedule 2 - Matters requiring Special Majority Approval

The following matters require a "Special Majority Approval" before being implemented by the Company:
any change, suspension, cessation or abandonment of the Business or any substantial part of it;
the submission of any tender, bid or proposal relating to any contract or commitment with a value of $100,000 or more or duration of more than 1 year;
the execution of any contract or entering into any commitment with a value of $200,000 or more or duration of more than 1 year;
incurring any capital expenditure or liability of $100,000 or more in any Financial Year for an individual transaction or for a series of transactions in aggregate;
the acquisition of any freehold land;
entering into leases of real property with rental payments of more than $50,000 for any Financial Year or duration of more than 1 year;
the appointment or removal of a Director;
the payment of remuneration or granting of other benefits to Directors or other officers of the Company;
the provision of guarantees or any other security by the Company to any Third Party;
obtaining new or increasing existing borrowings from any Third Party;
the sale of the whole or part of any material undertaking of the Company, including the sale of any assets with a value of $500,000 or more;
entering into any transaction (including with a Shareholder (or any Related Entity) that is:
not proposed on a commercial "arms-length" basis;
of any unusual or onerous nature; or
outside the ordinary course of the Business;
the issue of any shares or other securities, or options to take up unissued shares or other securities, in the capital of the Company other than under clause 7;
any declaration of dividends;
the execution of or entry into any service, employment or consultancy contract with:
a term of more than 12 months; or
a financial commitment of $100,000 or more;

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the provision of any Encumbrance by the Company over any of its assets, property or undertaking securing an amount in excess of $100,000;
any application for, or acquisition or sale of, any shares or other securities in any company (other than the Company), including the formation, sale or acquisition of any company as a subsidiary of the Company;
the commencement of any new business (other than the Business);
a modification, variation or amendment to any agreement or arrangement (other than this Agreement) referred to in this clause 5.2;
subject to clause 7 a determination by the Board on any of the matters relating to funding of the Company;
the number and identity of signatories to any cheque or other bank accounts of the Company;
the adoption or variation of a Business Plan;
settling or proceeding with any litigation or other form of dispute resolution;
the compromising, compounding, releasing or discharging (except on payment in full) of any debt exceeding $50,000 due to the Company; and
any other matter that the Shareholders determine from time to time requires a decision by Special Majority Vote.

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Execution page

Executed as an Agreement.

Signed by Novovet Pty Ltd by
sign here ►	/s/ Chris Burrell_________________________ Director
print name ►	_Chris Burrell_______________________
Sign here ►	/s/ Robbie White________________________ Company Secretary
print name ►	Robbie White_______________________

Signed by JCL Biologics Pty Ltd by
sign here ►	/s/ Chris Burrell_________________________ Director
print name ►	_Chris Burrell___________________________
Sign here ►	/s/ Robbie White________________________ Company Secretary
print name ►	Robbie White___________________________

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Signed by Dyadic International (USA), Inc by
sign here ►	/s/ Mark A Emalfarb ____________________ Director
print name ►	Mark A. Emalfarb

sign here ►	/s/ Ping Rawson_________________________ Company Secretary
print name ►	Ping Rawson

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Annexure 1 – Deed of Accession

[Acceding Party's name] of [Acceding Party's address] (New Shareholder)

In favour of the parties to the Shareholders Agreement from time to time.

RECITALS

A.	The New Shareholder has acquired or will acquire securities in Novovet Pty Ltd ACN 631 032 749 (the Company).

B.	This deed poll is supplemental to the shareholders’ agreement dated 26 April 2019 between the Company and its shareholders in relation to the Company (Shareholders Agreement).

C.	The New Shareholder agrees to become a party to the Shareholders Agreement and to be bound by the terms and conditions of the Shareholders Agreement.

OPERATIVE PART

1	Definitions and Interpretation
Unless the context otherwise requires:

(a)	terms defined in the Shareholders Agreement have the same meaning when used in this deed; and

(b)	the interpretation provisions in the Shareholders Agreement apply to the interpretation of this deed.

2	New Shareholder’s Shareholding
The New Shareholder confirms that:

(a)	it has been given a copy of the Shareholders Agreement; and

(b)	it will hold Securities in the capacity of a Shareholder.

3	Covenant
The New Shareholder covenants and agrees with the parties to the Shareholders Agreement (whether or original or by accession) that, as from the date of this deed, the New Shareholder will comply with the provisions of the Shareholders Agreement as fully and in the same manner as if it were a party to the Shareholders Agreement from the date of the Shareholders Agreement.

4	Notices
The notice details of the New Shareholder are as follows:

(a)	address: [insert address];

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(b)	and attention: [insert name of person notices should be sent to]; and

(c)	email: [insert email address].

5	Costs
The New Shareholder is responsible for all legal and other costs and expenses of and incidental to the preparation and execution of this deed and any stamp duty payable in connection with this deed.

6	Governing law
This deed is governed by the laws in force from time to time in the State of Queensland.

EXECUTED as a deed poll

[insert appropriate execution clause]

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